UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20369

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: March 14, 2016

RORINE INTERNATIONAL HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-53156	45-0588917

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 325-7582, Las Vegas Blvd South	89123
Las Vegas, Nevada

(Address of principal executive offices)	(Zip code)

Issuer’s telephone number, including area code: 1-702-560-4373
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2016, an Amendment to the Company’s Articles of Incorporation was filed with the Nevada Secretary of State which increased the Company’s authorized shares of common stock to 2,000,000,000 shares from 100,000,000 shares.  The amendment was approved by owners of 66.96% of the Company’s common stock and by the owner of 100% of the Company’s preferred stock.  The amendment was effective upon filing on March 14, 2016.

Item 9.01 Financial Statements and Exhibits.

Ex. 3.1 (e)                      Certificate of Amendment dated March 14, 2016

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RORINE INTERNATIONAL HOLDING CORPORATION

/s/ Mr. Tesheb Casimir

Mr. Tesheb Casimir, Chief Executive Officer
(Principal Executive Officer)

/s/ Mr. Tan Sew Hock
Mr. Tan Sew Hock Chief Financial Officer
(Principal Financial Officer)

Dated: March 14, 2016